UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On April 5, 2006, Greens Worldwide Incorporated (“GRWW”) entered into an Agreement for the Exchange of Common Stock (“Agreement”) with Still Moving, Inc. (“SMI”) and its sole stockholder. SMI is engaged in the business of the production of television and print media.  Under the terms of the Agreement, (heretofore filed on April 10, 2006 as an Exhibit to Form 8-K with date of report of April 5, 2006), GRWW purchased 100% of the common stock from its sole stockholder for $150,000 worth of common stock of GRWW based on the average thirty day closing price prior to the closing date of the Agreement. The transaction closed on April 17, 2006.  Schedule 6(i)(1) details the issuance of stock of GRWW to sole shareholder of SMI.

EXHIBITS

Exhibit Number	Description
10.1	Schedule 6(i)(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2006

Greens Worldwide Incorporated

/s/ R. Thomas Kidd

By: ______________________________________

R. Thomas Kidd, President & CEO

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